Exhibit 99.1

Investors May Contact:

Ryan Marsh

Treasurer

(770) 418-8211

ir@asburyauto.com

Reporters May Contact:

Katherine Mason

Porter Novelli

(404) 995-4516

katherine.mason@porternovelli.com

Asbury Automotive Group Announces Cash Tender Offer and Consent Solicitations

Duluth, Ga., November 1, 2010/PRNewswire via COMTEX/ — Asbury Automotive Group, Inc. (NYSE:ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., today announced that it has commenced a cash tender offer and consent solicitation (the “Tender Offer”) for any and all of its outstanding 8% Senior Subordinated Notes due 2014 (the “2014 Notes”). In addition, the Company announced that it has commenced a separate consent solicitation (the “Consent Solicitation”) of holders of record as of 5:00 p.m., New York City time, on October 29, 2010 of its 7.625% Senior Subordinated Notes due 2017 (the “2017 Notes”), requesting that such 2017 Note holders consent to proposed amendments to the indenture governing the 2017 Notes.

The Tender Offer is scheduled to expire at 8:00 a.m., New York City time, on December 1, 2010, unless extended or earlier terminated by the Company (the “Tender Offer Expiration Date”). Tendered 2014 Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on November 15, 2010, unless extended or earlier terminated by the Company (the “Tender Offer Consent Date”). Other than as required by applicable law, tendered 2014 Notes may not be withdrawn after the Tender Offer Consent Date. Holders tendering their 2014 Notes will be required to consent to certain proposed amendments to the indenture governing the 2014 Notes.

Holders who validly tender (and do not validly withdraw) their 2014 Notes on or prior to the Tender Offer Consent Date will receive total consideration of $1,029.17 per $1,000 principal amount of 2014 Notes, which includes a cash consent payment of $25.00 per $1,000 principal amount of 2014 Notes tendered (the “Tender Offer Consent Payment”). Holders who validly tender their 2014 Notes after the Tender Offer Consent Date but prior to the Tender Offer Expiration Date will not be eligible to receive the Tender Offer Consent Payment, but will receive the tender offer consideration of $1,004.17 per $1,000 principal amount of 2014 Notes tendered. Holders who validly tender (and do not validly withdraw) their 2014 Notes also will be paid accrued and unpaid interest up to, but not including, the date of payment for the tendered 2014 Notes (if such 2014 Notes are accepted for purchase).

The Consent Solicitation will expire at 5:00 p.m. New York City time, on November 15, 2010, unless extended or earlier terminated by the Company (the “2017 Notes Consent Expiration Date”). Other than as required by applicable law, consents may not be withdrawn after the 2017 Notes Consent Expiration Date. Upon satisfaction or waiver of the conditions to the Consent Solicitation, the Company will make a cash consent payment of $15 for each $1,000 principal amount of 2017 Notes to holders whose consents are validly delivered and not validly withdrawn in the 2017 Notes Consent Solicitation (the “2017 Notes Consent Payment”).

The Company’s obligation to accept for purchase, and to pay for, 2014 Notes and consents validly tendered and not validly withdrawn pursuant to the Tender Offer is conditioned upon the satisfaction or waiver of certain conditions, including a majority in outstanding principal amount of 2014 Notes having been validly tendered (and not withdrawn) and consents with respect thereto having been validly delivered (and not revoked) pursuant to the Tender Offer. The Company’s obligation to accept consents from holders of 2017 Notes and make the 2017 Notes Consent Payment pursuant to the Consent Solicitation is conditioned upon the satisfaction or waiver of certain conditions, including there having been validly delivered (and not withdrawn) consents of holders of a majority in outstanding principal amount of 2017 Notes pursuant to the Consent Solicitation. The Tender Offer and the Consent Solicitation are each conditioned upon the Company having completed a new debt financing transaction on terms acceptable to the Company.

The terms of the Tender Offer are described in the Company’s Offer to Purchase and Consent Solicitation Statement dated November 1, 2010 (the “Offer to Purchase”), and the terms of the Consent Solicitation are described in the Company’s Consent Solicitation Statement dated November 1, 2010 (the “Consent Solicitation Statement”).

The Company has engaged BofA Merrill Lynch to act as dealer manager and solicitation agent in connection with the Tender Offer, and as solicitation agent in connection with the Consent Solicitation. The Company has engaged D.F. King & Co., Inc. to act as information agent in connection with the Tender Offer, and as information agent in the Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to BofA Merrill Lynch, at (888) 292-0070 (toll-free) or (980) 388-9217 (collect). Requests for documentation relating to the Tender Offer or Consent Solicitation may be directed to D.F. King & Co., Inc., at (800) 758-5880 (toll-free) or (212) 269-5550 (collect).

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The Tender Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and Consent, which sets forth the complete terms of the Tender Offer. The Consent Solicitation is being made solely pursuant to the Consent Solicitation Statement and the related Letter of Consent, which sets forth the complete terms of the Consent Solicitation.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automotive retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 81 retail auto stores, encompassing 110 franchises for the sale and servicing of 37 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and include statements relating to the Tender Offer and the Consent Solicitation, including the timing thereof. These statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, the Company’s ability to satisfy the conditions to the Tender Offer and the Consent Solicitation, market factors, Asbury’s relationships with, and the financial stability of, vehicle manufacturers and other suppliers, risks associated with Asbury’s indebtedness (including available borrowing capacity and compliance with its financial covenants), Asbury’s relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation and other factors disclosed from time to time. There can be no guarantees that Asbury’s plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury’s filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.